Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated September 4, 2026 with respect to the Common Shares, without par value, of Arbutus Biopharma Corporation, and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Whitefort Capital Master Fund, LP

By:	/s/ David Salanic
David Salanic, Co-Managing Member of Whitefort Capital GP, LLC, its General Partner
Date:	09/04/2026

By:	/s/ Joseph Kaplan
Joseph Kaplan, Co-Managing Member of Whitefort Capital GP, LLC, its General Partner
Date:	09/04/2026

Whitefort Capital GP, LLC

By:	/s/ David Salanic
David Salanic, Co-Managing Member
Date:	09/04/2026

By:	/s/ Joseph Kaplan
Joseph Kaplan, Co-Managing Member
Date:	09/04/2026

Whitefort Capital Management, LP

By:	/s/ David Salanic
David Salanic, Co-Managing Partner
Date:	09/04/2026

By:	/s/ Joseph Kaplan
Joseph Kaplan, Co-Managing Partner
Date:	09/04/2026

Whitefort Capital Management GP, LLC

By:	/s/ David Salanic
David Salanic, Co-Managing Member
Date:	09/04/2026

By:	/s/ Joseph Kaplan
Joseph Kaplan, Co-Managing Member
Date:	09/04/2026

David Salanic

By:	/s/ David Salanic
David Salanic
Date:	09/04/2026

Joseph Kaplan

By:	/s/ Joseph Kaplan
Joseph Kaplan
Date:	09/04/2026